SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2002
ALLEGHENY ENERGY SUPPLY COMPANY, LLC (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	333-72498 (Commission File Number) 10435 Downsville Pike Hagerstown, MD 21740	23-3020481 (IRS Employer Identification Number)

(Address of principal executive offices)
Registrant's telephone number, including area code:	(301) 790-3400
Item 7. Exhibits Exhibit 99.1 Press Release dated May 22, 2002 Exhibit 99.2 Affidavit of Michael P. Morrell
Item 9. Regulation FD Disclosure

          The information in this report, including the exhibits, is being furnished pursuant to Item 9 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934. Allegheny Energy Supply Company, LLC, a subsidiary of Allegheny Energy, Inc., today responded to a data request for information from the Federal Energy Regulatory Commission on trading strategies in the Western United States. Attached as Exhibits are a Press Release issued on May 22, 2002 and an Affidavit of Michael P. Morrell filed with the Federal Energy Regulatory Commission on May 22, 2002. In its response, Allegheny Energy Supply Company, LLC confirmed that it did not directly or indirectly engage in any of the specific trading strategies in the U.S. portion of the Western Systems Coordinating Council that are the subject of the FERC data request issued on May 8, 2002, and supplemented on May 16, 2002. In addition, following a thorough investigation of its trading activities, Allegheny Energy Supply has concluded that it did not engage in any transactions that sought to artificially inflate trading volumes or revenue.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: May 22, 2002	Allegheny Energy Supply Company, LLC By: /s/ Alan J. Noia Name: Alan J. Noia Title: Chief Executive Officer

INDEX TO EXHIBITS
Item No.	Exhibits
7	Exhibit 99.1 Press Release dated May 22, 2002 Exhibit 99.2 Affidavit of Michael P. Morrell